EXHIBIT 99.1

NGP Capital Resources Company Announces Third Quarter 2011 Financial Results and Stock Repurchase Plan

HOUSTON, Nov. 15, 2011 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the three and nine months ended September 30, 2011.

Highlights for the quarter ended September 30, 2011:

Net asset value: $204.5 million, or $9.45 per share
Quarterly dividends declared: $0.18 per share

Operating Results:
Total investment income: $7.3 million, increasing 17% from third quarter of 2010
Net investment income: $4.3 million, or $0.20 per share, increasing 35% from third quarter of 2010
Net realized capital gain (loss) on investments: $(30.9) million
Net unrealized gain on investments: $26.7 million

Portfolio and Investment Activity:
New investments made in portfolio companies during the quarter: $36.9 million
Redemption of portfolio securities during the quarter: $93.2 million
Total invested in portfolio companies at September 30, 2011: $141.8 million
Weighted average yield on portfolio investments: 11.3%
Number of portfolio companies at September 30, 2011: 18

Portfolio and Investment Activity

During the quarter ended September 30, 2011, we funded $27.5 million (including original issue discount) toward a $55.0 million Senior Secured Term Loan to a private oil and gas limited partnership operating along the Gulf Coast and in the shallow waters of the Gulf of Mexico, and we funded an additional $10.0 million to existing portfolio companies.  Also during the third quarter of 2011, we received principal repayments, realizations and settlements totaling $93.2 million.

On July 28, 2011, we sold all of our interests in Alden Resources, LLC ("Alden") and Gatliff Services, LLC ("Gatliff") for $73.2 million in cash, subject to a working capital adjustment, and a contingent earn-out payment of up to $6.8 million. This transaction resulted in the recognition of $4.5 million of previously unrecognized PIK interest income in the second quarter of 2011, and the recognition of previously unamortized original issue discount ("OID") of $1.1 million in the third quarter of 2011. The contingent earn-out payment is dependent upon Alden's sales volume and operating efficiency levels during the three-year period ending July 2014, and is valued at $3.4 million as of September 30, 2011. The combined investments in Alden and Gatliff, since inception, generated an all in, cash-on-cash return in excess of 16% per annum.

At September 30, 2011, our targeted investment portfolio consisted of eighteen portfolio companies with values totaling $141.8 million. The weighted average yield on targeted portfolio investments (on a cost basis and exclusive of capital gains or losses) was 11.3%, compared to 9.1% at June 30, 2011.

Revisions of Previously Issued Financial Statements

In the third quarter of 2011, we corrected our method of categorizing income tax provision (benefit) among the income categories on our consolidated statements of operations (namely, net investment income, realized gains (losses) on investments and unrealized gains (losses) on investments) to appropriately reflect the income tax consequences among the income categories.  The change in methods had no impact on the total income tax provision (benefit) or on net increase (decrease) in net assets from operations or net asset value for any period.  However, the appropriate categorization method does result in immaterial changes to previously reported amounts for net investment income, net realized gain (loss) on investments and net unrealized gain (loss) on investments, because the amounts of income tax provision (benefit) applicable to each category are different under the new method.  The comparative discussion below takes into account the revisions to prior period amounts.

Operating Results – Three months ended September 30, 2011

Investment income totaled $7.3 million for the quarter ended September 30, 2011, compared to $6.2 million in the corresponding quarter of 2010. This increase is primarily attributable to the recognition of $1.1 million of previously unamortized OID related to our Alden investment, which was repaid in July 2011, and $0.7 million of interest income from the guaranteed return make-whole provision of our limited-term royalty agreement with ATP Oil & Gas Corporation, which was repaid in September 2011. These increases were partially offset by $0.6 million of fee income recorded in the third quarter of 2010 related to a specific transaction. Operating expenses for the third quarter of 2011 were $3.0 million, decreasing less than 1% compared to the third quarter of 2010. The resulting net investment income was $4.3 million for the quarter ended September 30, 2011, compared to $3.2 million in the quarter ended September 30, 2010.

We had net realized capital losses of $30.9 million in the third quarter of 2011, primarily related to the completion of sales or dissolutions of our investments in TierraMar Energy, LP; DeanLake Operator, LLC; and Alden, which were substantially offset by the reversal of previously recorded unrealized losses. We recorded no realized gains or losses in the third quarter of 2010.

During the three months ended September 30, 2011, we recorded net decreases in unrealized depreciation on portfolio investments totaling $26.7 million, primarily resulting from the reversals, due to realizations, of prior period net unrealized losses on the investments mentioned above. Our net realized and unrealized losses of $4.2 million for the quarter primarily consisted of the reversal of $1.6 million of previously unrealized gains currently recognized as investment income ($1.1 million Alden OID and $0.5 million ATP make-whole payment), a $3.7 million reduction in fair value on our Black Pool Energy Partners, LLC investment due to the erosion of underlying collateral value, a $1.2 million mark-to-market reduction in fair value on our GMX Resources, Inc. Senior Convertible Notes, and other net fair value adjustments totaling $0.7 million, partially offset by a $2.0 million realized gain on the sale of warrants and a royalty interest in Tammany Oil & Gas, LLC, and a $1.0 million unrealized gain on our remaining Tammany warrants.

Overall, we had a net increase in net assets resulting from operations of less than $100,000 for the three months ended September 30, 2011 and after declaring dividends during the period of $0.18 per common share, had a net asset value of $9.45 per common share as of September 30, 2011.

Liquidity and Capital Resources

At September 30, 2011, we had cash and cash equivalents of $80.2 million, primarily as a result of the sale of our Alden and Gatliff investments.  We had $15.0 million outstanding and $49.6 million available for borrowing under our Investment Facility at September 30, 2011.

Stock Repurchase Plan

Our Board of Directors has approved a stock repurchase plan, pursuant to which we may, from time to time, repurchase up to $10.0 million of our common stock in the open market at prices not to exceed the net asset value of our shares during our open trading periods. Our Board authorized this plan, because it believes that general market trading activity may cause our common stock to be undervalued from time to time.

The Company will soon mail to stockholders the notice required by Section 23(c) of the Investment Company Act of 1940 regarding the possibility of share repurchases over the following six months. The repurchase program does not obligate us to purchase any shares and may be discontinued at any time. All repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases.

Conference Call at 11:00 a.m. Eastern Time on November 15, 2011

We invite all interested persons to participate in our conference call on Tuesday, November 15, 2011 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 303-7617. International callers should dial (760) 666-3609. We will maintain an audio replay of the call from 2:00 p.m. Eastern Time on November 15, 2011 through midnight November 21, 2011. The replay dial-in numbers are (855) 859-2056 in the U.S. and (404) 537-3406 for international callers. The replay pass code is 20218016. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)

Assets
Investments in portfolio securities at fair value
Control investments - majority owned
(cost: $0 and $89,502,910, respectively)	$ 150,000	$ 70,973,316
Affiliate investments
(cost: $36,425,265 and $34,146,328, respectively)	13,576,684	33,064,028
Non-affiliate investments
(cost: $130,623,421 and $114,852,057, respectively)	128,077,749	112,025,645
Total investments	141,804,433	216,062,989
Cash and cash equivalents	80,223,340	68,456,908
Accounts receivable and other current assets	1,768,858	3,095,882
Interest receivable	623,689	2,236,122
Prepaid assets	992,194	1,736,732
Total current assets	83,608,081	75,525,644
Total assets	$ 225,412,514	$ 291,588,633

Liabilities and net assets
Current liabilities
Accounts payable and accrued expenses	$ 674,333	$ 525,111
Management and incentive fees payable	1,337,211	1,376,032
Dividends payable	3,893,076	3,893,076
Income taxes payable	35,065	50,350
Current portion of long-term debt	15,000,000	--
Total current liabilities	20,939,685	5,844,569
Deferred tax liabilities	15,438	18,136
Long-term debt, less current portion	--	50,000,000
Total liabilities	20,955,123	55,862,705

Commitments and contingencies

Net assets
Common stock, $.001 par value, 250,000,000 shares authorized;
21,628,202 shares issued and outstanding	21,628	21,628
Paid-in capital in excess of par	295,684,737	295,684,737
Undistributed net investment income (loss)	(5,876,731)	(7,845,925)
Undistributed net realized capital gain (loss)	(63,213,264)	(32,778,782)
Net unrealized appreciation (depreciation) of portfolio securities	(22,158,979)	(19,355,730)
Total net assets	204,457,391	235,725,928
Total liabilities and net assets	$ 225,412,514	$ 291,588,633

Net asset value per share	$ 9.45	$ 10.90

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Investment income
Interest income:
Control investments - majority owned	$ 1,438,834	$ 1,188,139	$ 8,605,178	$ 3,384,042
Affiliate investments	341,930	959,298	972,974	2,692,192
Non-affiliate investments	4,715,863	3,011,209	11,233,500	9,568,456
Royalty income (loss), net of amortization:
Control investments - majority owned	514,835	522,473	1,194,970	1,277,258
Non-affiliate investments	274,574	(75,337)	801,262	(1,038,012)
Other income	33,750	640,000	126,387	1,586,079
Total investment income	7,319,786	6,245,782	22,934,271	17,470,015

Operating expenses
Management and incentive fees	1,337,211	1,409,553	4,262,213	4,171,952
Professional fees	376,086	159,960	811,152	646,936
Insurance expense	182,182	185,658	547,028	556,974
Interest expense and bank fees	376,374	339,073	1,143,051	956,254
Other general and administrative expenses	760,985	973,024	2,487,689	2,763,012
Total operating expenses	3,032,838	3,067,268	9,251,133	9,095,128
Income tax provision (benefit), net	17,013	15,224	34,715	51,516
Net investment income	4,269,935	3,163,290	13,648,423	8,323,371

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities:
Control investments - majority owned	(32,879,825)	--	(32,798,550)	--
Non-affiliate investments	1,985,858	--	2,364,068	--
Total net realized capital gain (loss) on investments	(30,893,967)	--	(30,434,482)	--

Net unrealized gain (loss) on investments
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities
Control investments - majority owned	27,917,683	(2,838,653)	18,679,595	(2,925,328)
Affiliate investments	(228,752)	(1,542,752)	(21,766,280)	(1,732,043)
Non-affiliate investments	(1,001,129)	1,261,745	280,738	5,308,870
Benefit (provision) for taxes on unrealized gain (loss)	(100)	20,479	2,698	(29,658)
Total net unrealized gain (loss) on investments	26,687,702	(3,099,181)	(2,803,249)	621,841

Net increase (decrease) in net assets resulting
from operations	$ 63,670	$ 64,109	$ (19,589,308)	$ 8,945,212

Net increase (decrease) in net assets resulting
from operations per common share	$ --	$ --	$ (0.91)	$ 0.42

	For The Three Months Ended		For The Nine Months Ended
Per Share Data (1)	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	unaudited	unaudited	unaudited	unaudited

Net asset value, beginning of period	$ 9.63	$ 11.18	$ 10.90	$ 11.10

Net investment income	0.20	0.15	0.63	0.38

Net realized and unrealized gain (loss) on portfolio securities	(0.20)	(0.15)	(1.54)	0.04

Net increase (decrease) in net assets resulting from
operations	--	--	(0.91)	0.42

Net asset value before dividends	9.63	11.18	9.99	11.52

Dividends declared	(0.18)	(0.17)	(0.54)	(0.51)

Net asset value, end of period	$ 9.45	$ 11.01	$ 9.45	$ 11.01

(1) Per Share Data is based on weighted average number of common shares outstanding for the period.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. We principally invest in energy-related private companies and from time to time, we may also invest in public companies. We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments. Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C., an Irving, Texas-based leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

Forward-Looking Statements

This press release may contain forward-looking statements.  We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to:
NGP Capital Resources Company 713-752-0062
Kelly Plato (kplato@ngpcrc.com),
Hans Hubbard (hhubbard@ngpcrc.com), or
Chris Ryals (cryals@ngpcrc.com).
CONTACT: Investor Relations Contact:
         Scott Biar
         (investor_relations@ngpcrc.com)
         713-752-0062